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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549



                                FORM 8-K

                             CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):    February 1, 1998


                     Union Pacific Railroad Company
         (Exact Name of Registrant as Specified in its Charter)


         Delaware                 [1-6146]               94-6001323
  (State or Other Jurisdiction   (Commission            (IRS Employer
      of Incorporation)          File Number)        Identification No.)


    1416 Dodge Street, Omaha, Nebraska                            68179
 (Address of Principal Executive Offices)                      (Zip Code)


 Registrant's telephone number, including area code:  (402) 271-5000


                             N/A
    Former Name or Former Address, if Changed Since Last Report

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  Item 2.       Acquisition or Disposition of Assets.

    Pursuant to an Agreement and Plan of Merger, dated as of January 29, 1998, Union Pacific Railroad Company, a Utah corporation ("UPRR-Utah"), was merged (the "Merger") with and into Southern Pacific Transportation Company, a Delaware corporation ("SPT"), with SPT continuing as the surviving corporation and changing its name to "Union Pacific Railroad Company" ("UPRR-Delaware"). Immediately prior to the Merger, SPT was an indirect, wholly owned subsidiary of Union Pacific Corporation ("UPC"), and UPRR-Utah was a subsidiary of UPC, with all of the issued and outstanding shares of voting stock of UPRR-Utah being owned, directly or indirectly, by UPC. UPRR-Delaware currently is a subsidiary of UPC, with all of the issued and outstanding shares of voting stock of UPRR-Delaware being owned, directly or indirectly, by UPC.

As a result of the Merger, all of the outstanding capital shares of UPRR-Utah, which consisted of 62,220,244 shares of UPRR-Utah Common Stock, par value $10.00 per share, 5,410,456 shares of UPRR-Utah Class A Stock, par value $10.00 per share, 4,829 UPRR-Utah Redeemable Preference Shares (Series A), initial par value $10,000 per share, and 436 shares of UPRR-Utah Redeemable Preference Shares (Series B), initial par value $10,000 per share, were converted into 5,888 shares of Common Stock, $10.00 par value per share, of UPRR-Delaware (the "UPRR-Delaware Common Stock"), 512 shares of Class A Stock, $10.00 par value per share, of UPRR-Delaware (the "UPRR-Delaware Class A Stock"), 4,829 Redeemable Preference Shares (Series A), initial par value $10,000 per share, of UPRR-Delaware (the "UPRR-Delaware Series A Preference Shares"), and 436 Redeemable Preference Shares (Series B), initial par value $10,000 per share, of UPRR-Delaware (the "UPRR-Delaware Series B Preference Shares"), respectively. In addition, in connection with the Merger the 1,350 shares of SPT Common Stock owned by Southern Pacific Rail Corporation ("SPRC") immediately prior to the Merger were converted into 1,242 shares of UPRR-Delaware Common Stock and 108 shares of UPRR-Delaware Class A Stock.
SPRC is a direct, wholly owned subsidiary of UPC.

    The foregoing shares of UPRR-Delaware Common Stock and UPRR-Delaware
Class A Stock were issued upon conversion or exchange in connection with the Merger so that the number of outstanding shares of UPRR-Delaware Class A Stock following the Merger would equal 8% of the aggregate number of outstanding shares of both UPRR-Delaware Common Stock and UPRR-Delaware Class A Stock.
The foregoing UPRR-Delaware Series A Preference Shares and UPRR-Delaware Series B Preference Shares were issued upon conversion or exchange in connection with the Merger so that the number of outstanding UPRR-Delaware Series A Preference Shares and UPRR-Delaware Series B Preference Shares following the Merger would equal the number of outstanding UPRR-Utah Redeemable Preference Shares (Series A) and UPRR-Utah Redeemable Preference Shares (Series B), respectively, immediately prior to the Merger.

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    As a result of the Merger, (i) all of the issued and outstanding shares of UPRR-Delaware Common Stock and UPRR-Delaware Class A Stock, which constitute all of the shares of voting capital stock of UPRR-Delaware, are now owned 62.6% by UPC and 37.4% by SPRC, and (ii) all of the issued and outstanding UPRR-Delaware Series A Preference Shares and UPRR-Delaware Series B Preference Shares are now owned 100% by the United States Federal Railroad Administration.

    As a result of the Merger, UPRR-Delaware assumed all of the indebtedness and other obligations of UPRR-Utah including, without limitation, the indebtedness and obligations under each class of securities of UPRR-Utah registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, in accordance with the provisions of Rule 12g-3 promulgated under the Exchange Act, UPRR-Utah will cease filing reports under the Exchange Act following the Merger, UPRR-Delaware will become the successor reporting issuer, and each class of securities of UPRR-Utah registered pursuant to Section 12(b) of the Exchange Act and assumed by UPRR-Delaware will be deemed a class of securities of UPRR-Delaware registered pursuant to Section 12(b) of the Exchange Act. To the extent interest or sinking fund payments for these or any other securities of UPRR-Utah assumed by UPRR-Delaware are contingent on the amount of available income, there will be no change in the formula for calculating such available income under the applicable indenture or mortgage, except that the entire income of UPRR-Delaware for 1998 and thereafter will be subject to such calculation.

    Prior to the Merger, UPRR-Utah was a Class I Railroad which operated as a unified system with the railroad operations of SPT. UPRR-Delaware intends to continue such operations following the Merger.

 Item 7.      Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired. The financial statements required to be reported in this Current Report on Form 8-K will be filed by UPRR-Delaware by an amendment to this Report not later than April 17, 1998.

     (b)  Pro Forma Financial Information.   The pro forma financial
information required to be reported in this Current Report on Form 8-K will be filed by UPRR-Delaware by an amendment to this Report no later than April 17, 1998.


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 (c) Exhibits.

    2 Agreement and Plan of Merger, dated as of January 29, 1998, between Union Pacific Railroad Company and Southern Pacific Transportation Company.

    3.1 Amended Certificate of Incorporation of Union Pacific Railroad Company, effective as of February 1, 1998.

    3.2 By-Laws of Union Pacific Railroad Company, as amended effective as of February 1, 1998.






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                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, UPRR-Delaware has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 1998


                             UNION PACIFIC RAILROAD COMPANY


                             By: /s/ Joseph E. O'Connor, Jr.
                                     -----------------------
                                    Joseph E. O'Connor, Jr.
                                    Chief Accounting Officer


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                                EXHIBIT INDEX

  Exhibit                      Description

    2 Agreement and Plan of Merger, dated as of January 29, 1998, between Union Pacific Railroad Company and Southern Pacific Transportation Company.

    3.1 Amended Certificate of Incorporation of Union Pacific Railroad Company, effective as of February 1, 1998.

    3.2 By-Laws of Union Pacific Railroad Company, as amended effective as of February 1, 1998.